                                                                    EXHIBIT 10

                                    AMENDMENT
                          DATED AS OF DECEMBER 10, 1999
                                       TO
                           LOAN AND SECURITY AGREEMENT
                            DATED AS OF JUNE 7, 1999
                                 BY AND BETWEEN
                         BANKBOSTON RETAIL FINANCE INC.
                                       AND
           PAPER WAREHOUSE, INC. AND PAPER WAREHOUSE FRANCHISING, INC.


         WHEREAS, Paper Warehouse, Inc. and Paper Warehouse Franchising, Inc. (together, the "Borrower") and BankBoston Retail Finance, Inc. (the "Lender") are parties to that certain Loan and Security Agreement dated June 7, 1999 (the "Loan Agreement"); and

         WHEREAS, the Lender has agreed with the Borrower to amend the Fixed Charge Coverage Ratio requirement as set forth in the Loan Agreement, subject to certain terms and conditions as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

         1. Effective October 29, 1999 the minimum Fixed Charge Coverage Ratio requirement as set forth in Section 5.12.2 of the Loan Agreement (by reference to Exhibit 5-12(b) of the Loan Agreement) as applicable for the nine month period ending October 29, 1999 shall be changed from 0.45:1 to 0.34:1.

         2. The Borrower agrees to execute and deliver to the Lender such additional documents contemplated by, or as may be necessary to more fully implement, this Amendment to the Loan Agreement.

         3. The Borrower represents (i) that all of the representations and warranties made by the Borrower in the Loan Agreement are true and correct on the date hereof as if made on and as of this date, and (ii) that no Event of Default described in
                  Article 10 of the Loan Agreement shall exist and be continuing.

         4. The Borrower (i) reaffirms and ratifies its respective Liabilities to the Lender under the Loan Agreement as amended hereby and under all documents executed in connection therewith (the "Loan Documents"), (ii) certifies that there are no defenses, offsets or counterclaims as of the date hereof to the Obligations, (iii) confirm and ratify its continuing mortgage, pledge, assignment and grant of security interests in the Collateral to and in favor of the Lender as set forth in the Loan Documents, and (iv) agrees that the Loan Agreement as amended hereby and all other Loan

                  Documents shall remain in full force and effect, enforceable against the Borrower in accordance with their respective terms.

         5. This Amendment to the Loan Agreement may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. The rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Loan Agreement to be duly executed by its duly authorized officer as an instrument under seal in the Commonwealth of Massachusetts.


         BANKBOSTON RETAIL FINANCE INC.

         By:      /s/ James J. Ward
         Name:    James J. Ward
         Title:   Director


         PAPER WAREHOUSE, INC.

         By:      /s/  Cheryl W. Newell
         Name:    Cheryl W Newell
         Title:   Vice President and CFO


         PAPER WAREHOUSE FRANCHISING, INC.

         By:      /s/  Cheryl W. Newell
         Name:    Cheryl W Newell
         Title:   Vice President and CFO